Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of AlphaRx, Inc. on Form 10-Q for the period ending June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof, Marcel Urbanc, as chief financial officer and principal accounting officer of AlphaRx, Inc., does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

3.

This 10-Q report fully complies with the requirements of Section 13(a) of the Exchange Act; and

4.

The information contained in this 10-Q report fairly presents, in all material respects, the financial condition and result of operations of AlphaRx, Inc.

/s/ Marcel Urbanc
Marcel Urbanc
Chief Financial Officer and Principal Accounting Officer
August 14, 2009